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                                                                Exhibit 21.1



                                 Subsidiaries

                                    of the

                                   Company



 Name                                           Jurisdiction
- ------                                          ------------


NPC Internacional S.A. de C.V.                  Mexico

B & L Consultants, Inc.                         Massachusetts

NPC Check Services, Inc.                        New Jersey